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                                                                  Exhibit 10(ii)

                        ICF KAISER INTERNATIONAL, INC.

                                   MEMORANDUM
                                   ----------


TO:      Dick Nason

FROM:    Jim Edwards

DATE:    December 6, 1996

SUBJECT: Employment Terms - Revision of December 2 Note

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This note replaces the offer I made in my December 2 note, based upon our discussion.

     1. You would remain as CFO for the indefinite future. Our current plan is for this to extend at least through the 1996 audit.

     2. If we decide to change CFOs, we will offer you a challenging position at a salary of $200,000 per year or more. In return, you will agree to resign from the Board of Directors.

     3. You will be entitled to $200,000 in severance in either of the following cases:

     . We change CFOs and you do not take our job offer, but instead, leave the company.
     . ICF Kaiser has a change-of-control, in which case you would have a 30-day window to exercise the right.

     In either case, if you choose to continue with ICF Kaiser, the $200,000 severance offer expires and changes to the normal SEOSP treatment.

     4. In either of the two cases above, we will also vest your remaining unvested options.

     5. We pay you a $25,000 1996 bonus now. You agree to buy 5,000 ICF Kaiser shares on the open market. If there is an additional 1996 bonus, it will be paid at the normal time (March 1 or so).

     6. You have seen an early draft of the proposed 1997 bonus plan. If you are with ICF Kaiser but not the CFO, we will propose an alternative bonus plan.

     7. I agree that we should have a weekly meeting to go over the Finance agenda; let's say at 11:30 a.m. on Monday (starting the 16th).